As filed with the Securities and Exchange Commission on June 18, 2012
 Registration No. 333-181673

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A No. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its charter)

Delaware	33-0464753
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite #200, 625 – 4th Avenue SW
Calgary, Alberta T2P 0K2
(403) 777-9250
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul Miller
President and CEO
Suite #200, 625 – 4th Avenue SW
Calgary, Alberta T2P 0K2
(403) 777-9250
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Andrew J. Foley, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York  10019-6064
Telephone:  (212) 373-3000

Approximate date of commencement of proposed sale to public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share	9,632,500 shares	$0.195	$1,878,337.50	$215.26 (3)

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers such additional securities as may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.  The proposed offering price and registration fee are based upon the average of the high and low prices of the Company’s common stock on May 23, 2012, as reported on the NYSE Amex.

(3)	A registration fee in the amount of $215.26 was previously paid in connection with the registration statement filed on May 24, 2012.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED JUNE 18, 2012

PROSPECTUS

9,632,500 Shares

GEOGLOBAL RESOURCES INC.

Common stock
(par value $0.001 per share)

This prospectus covers the sale of an aggregate of 9,632,500 shares of our common stock, $0.001 par value per share (“Common Stock”), including 3,853,000 shares of outstanding Common Stock (the “Outstanding Shares”) and 5,779,500 shares of Common Stock underlying warrants (the “Warrant Shares,” and together with the Outstanding Shares, the “Shares”), by the selling security holders identified in this prospectus (collectively with any holder’s transferee, pledgee, donee or successor, the “Selling Stockholders”).  The Shares covered by this prospectus were issued in connection with a private placement transaction that closed on May 17, 2012 (the “Private Placement”).

The Company will not receive any proceeds from the sale by the Selling Stockholders of the Shares.  We are paying the cost of registering the Shares covered by this prospectus as well as various related expenses.  The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their Shares.

Sales of the Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.  The Selling Stockholders may sell the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both.  If required, the number of Shares to be sold, the public offering price of those Shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement.

Our Common Stock is traded on the NYSE MKT under the symbol GGR.  On June 15, 2012, the last reported sale price per share of our Common Stock was $0.33 per share.

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 6 of this prospectus.  You should read this prospectus together with additional information described under the headings “Risk Factors” “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make your investment decision.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of time of delivery of this prospectus or any sale of our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 18, 2012

 IMPORTANT NOTICE TO READERS

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  The Selling Stockholders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted.  You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.  Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.  Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THE COMPANY

Overview

We are engaged, through our subsidiaries, in the exploration for and development of oil and natural gas reserves.  We have not yet achieved our planned principal operations and are considered to be a development stage enterprise.  We initiated these activities in 2003.  The recoverability of the costs we have incurred to date is uncertain and dependent upon achieving commercial production and sale of hydrocarbons, our ability to obtain sufficient financing to fulfill our obligations under the production sharing or other contracts to which we are a party with respect to oil and natural gas exploration and development activities in India, Israel and Colombia and upon future profitable operations.

At present, our activities are being undertaken in four geological basins located offshore and onshore in India, one geological basin located offshore in Israel and one geological basin located onshore in Colombia where reserves of oil or natural gas are believed by our management to exist.

Our principal executive offices are located at Suite #200, 625 – 4 Avenue SW, Calgary, Alberta, Canada T2P 0K2 and our telephone number is +1 (403) 777-9250.

The Private Placement

On May 17, 2012, the Company closed a private placement transaction with various private investors (the “Investors”) (the “Private Placement”).  Under the terms of the subscription agreements signed by each Investor (the “Subscription Agreements”), the Company offered an aggregate of 3,853 units (the “Units”), each Unit consisting of (i) one thousand (1,000) shares of Common Stock, plus (ii) seven hundred and fifty (750) warrants expiring on July 31, 2012 (such warrants, the “July Warrants”) plus (iii) seven hundred and fifty (750) warrants expiring on March 31, 2013 (such warrants, the “March Warrants” and together with the July Warrants, the “Warrants”), for a purchase price of $220 per Unit.  Each July Warrant entitles the holder thereof to acquire one share of Common Stock at an exercise price of US$0.26.  Each March Warrant entitles the holder thereof to acquire one share of Common Stock at an exercise price of US$0.30.

 THE OFFERING

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus of up to 9,632,500 Shares.  All of the Shares, when sold, will be sold by the Selling Stockholders.  The Selling Stockholders may sell their Shares from time to time at prevailing market prices.  We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

Common Stock offered by the Selling Stockholders	Up to 9,632,500 Shares
Common Stock outstanding as of June 15, 2012	138,343,051
Dividend Policy	We have not paid any cash dividends on our Common Stock in the past and currently do not expect to pay dividends or make any other distributions on our Common Stock in the immediate future.
Use of proceeds	We will not receive any proceeds from the sale of Shares by the Selling Stockholders.
NYSE Amex Symbol	“GGR”

All of the shares of Common Stock in this offering are being sold by the Selling Stockholders.

As of June 15, 2012, the number of shares of Common Stock outstanding excludes 50,516,421 shares of Common Stock issuable upon exercise of outstanding options and warrants.

 NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus or in information we file with the SEC are “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties.  These statements are based on the beliefs and assumptions of our management and the management of our subsidiaries. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of our company.  Forward-looking statements include, but are not limited to:

•	statements regarding our plans and objectives relating to our future operations,

•	plans and objectives regarding the exploration, development and production activities conducted on the exploration blocks in India, Israel and Colombia where we have interests,

•
plans regarding drilling activities intended to be conducted through the ventures in which we are a participant, the success of those drilling activities and our ability and the ability of the ventures to complete any wells on the exploration blocks, to develop reserves of hydrocarbons in commercially marketable quantities, to establish facilities for the collection, distribution and marketing of hydrocarbons, to produce oil and natural gas in commercial quantities and to realize revenues from the sales of those hydrocarbons,

•
our ability to maintain compliance with the terms and conditions of licenses and our production sharing and other contracts, including the related work commitments, to obtain consents, waivers and extensions under the terms of these licenses and production sharing and other contracts as and when required, and our ability to fund those work commitments,

•
our plans and objectives to join with others or to directly seek to enter into or acquire interests in additional licenses and production sharing or other contracts in India, Israel, Colombia and elsewhere,

•	our assumptions, plans and expectations regarding our future capital requirements,

•	our plans and intentions to raise additional capital we require and our likelihood of success in that regard,

•
the costs and expenses to be incurred in conducting exploration, well drilling, development and production activities, our estimates as to the anticipated annual costs of those activities and the adequacy of our capital to meet our requirements for our present and anticipated levels of activities are all forward-looking statements.

If our plans fail to materialize, your investment will be in jeopardy.

•	We cannot assure you that our assumptions or our business plans and objectives will prove to be accurate or be able to be attained.

•
We cannot assure you that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in a discovery of reserves of hydrocarbons or that any hydrocarbons discovered will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons discovered.

•	Our ability to realize material revenues cannot be assured. Our ability to successfully drill, test and complete significant numbers of producing wells cannot be assured.

•
We cannot assure you that we will have available the capital required to meet our plans and objectives at the times and in the amounts required or we will have available to us the amounts we are required to fund under the terms of the licenses or production sharing and other contracts we are a party to.  We cannot assure you that we will be successful in raising the additional capital we currently require.

•
We cannot assure you that we will be successful in joining any further ventures seeking to be granted licenses or production sharing or other contracts in India, Israel, Colombia or elsewhere or that we will be successful in acquiring interests in existing ventures.

•
We cannot assure you that we will obtain all required consents, waivers and extensions from a governmental or regulatory body in India, Israel or Colombia as and when required to maintain compliance with the licenses or production sharing or other contracts we have entered into, that we may not be adversely affected by any delays we may experience in receiving those consents, waivers and extensions, and that we may not incur liabilities under the production sharing or other contracts for our failure to maintain compliance with the requirements of and timely complete the related work programs.

•
We cannot assure you that GSPC will not be successful in its efforts to obtain payment from us on account of exploration costs it has expended on the KG Offshore Block for which it asserts we are liable or otherwise seek to hold us in breach of the PSC or commence arbitration proceedings against us and be successful in its assertion that it can terminate our contract with them or the Government of India.

•
We cannot assure you of our ability to meet our goals and objectives.  The consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military or terrorist activities could have a material adverse effect on us.

Because the factors discussed in this prospectus and the documents incorporated by reference herein and therein could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Our inability to meet our goals and objectives or the consequences to us from adverse developments in general economic or capital market conditions, events having international consequences, or military or terrorist activities could have a material adverse effect on us.  We caution you that various risk factors accompany those forward-looking statements and are described, among other places, under the caption “Risk Factors” in this prospectus and any prospectus supplement.  They are also described in our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated herein by reference.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this prospectus and the documents incorporated by reference herein and therein and could adversely affect our financial condition and our ability to pursue our business strategy and plans.

 RISK FACTORS

An investment in shares of our Common Stock involves a high degree of risk.  There can be no assurance that the exploratory drilling to be conducted on the exploration blocks in which we hold an interest will result in any discovery of reserves of hydrocarbons or that any hydrocarbons that are discovered will be in commercially recoverable quantities.  In addition, the realization of any revenues from commercially recoverable hydrocarbons is dependent upon the ability to deliver, store and market any hydrocarbons that are discovered.  There can be no assurance that we will realize material revenues from the sale of oil and gas.

We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Common Stock to decline.  Many of these factors are beyond our control and therefore, are difficult to predict.  Prior to making a decision about investing in our securities, you should carefully consider the risk factors contained in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement.  Such sections discuss what we believe to be the principal risks that could affect us, the oil and gas exploration and production industry and our participation in that industry, and which could result in a material adverse impact on our financial condition and operating results or cause the market price of our Common Stock to fluctuate or decline.  However, there may be additional risks and uncertainties not currently known to us or that we presently deem immaterial that could also affect our business operations and the market value of our Common Stock.

You should also see the “Note of Caution Regarding Forward-Looking Statements” regarding risks and uncertainties relating to us and to forward-looking statements in this prospectus and in any applicable prospectus supplements and our other filings with the Securities and Exchange Commission (the “SEC”).

 USE OF PROCEEDS

The proceeds from the resale of the Shares under this prospectus are solely for the account of the Selling Stockholders.  We will not receive any proceeds from the sale of the Shares under this prospectus.

The Company will pay all expenses associated with the registration of the Shares, including the Selling Stockholders’ reasonable expenses in connection with the registration but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals related to a sale of the Shares.

 SELLING STOCKHOLDERS

The Company has included in this prospectus 3,853,000 shares of Common Stock and 5,779,500 shares of Common Stock underlying warrants issued and issuable, respectively, upon the closing of the Private Placement, for a total of 9,632,500 Shares.  In connection with the Private Placement, we have agreed to file a registration statement with the SEC covering the resale of the Shares.  The following table sets forth certain information regarding the Selling Stockholders and the Shares beneficially owned by them, which is based on information that is available to us as of June 18, 2012.  The Selling Stockholders may offer Shares under this prospectus from time to time and may elect to sell none, some or all of the Shares. As a result, we cannot estimate the number of Shares that the Selling Stockholders will beneficially own after termination of sales under this prospectus. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their Shares since the date on which they provided information for this table. We have not made independent inquiries about this.  Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Common Stock.

The Selling Stockholders are each neither a broker-dealer nor an affiliate of a broker-dealer.  Additionally, the Selling Stockholders purchased the Shares in the ordinary course of business and, at the time of the closing of the Private Placement, had no agreements or understandings, directly or indirectly, with any person to distribute the Shares.

	Shares of Common Stock Beneficially Owned Before This Offering (2)			Shares of Common Stock Beneficially Owned After This Offering (2)(3)
Selling Security Holders (1)	Number of Shares	Percentage of Class	Shares Offered	Number of Shares	Percentage of Shares
Poalim IBI Underwriting Ltd. (4)	4,750,000	3.4%	4,750,000	0	0%
Meitav Issuing and Finance Ltd. (5)	1,525,000	1.1%	1,525,000	0	0%
Discount Underwriting and Issuing Ltd. (6)	1,512,500	1.1%	1,512,500	0	0%
Rosario Underwriting Services (S.A.) Ltd. (7)	1,495,000	1.1%	1,495,000	0	0%
Yehoshua Abramovitch	350,000	*	350,000	0	0%

*	Holds less than 1%

(1)
If required, information about other selling security holders, except for any future transferees, pledgees, donees or successors of selling security holders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part.  Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act.  A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within sixty (60) days of the date of the table.

(3)	Assumes all Shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering.

(4)
The natural persons who exercise shared voting and investment power over the shares of our Common Stock on behalf of Poalim IBI Underwriting Ltd. are Zvi Lubetski, Emanuel Kook, David Weisberg and Ronen Zelnir.

(5)	The natural person who exercises voting and investment power over the shares of our Common Stock on behalf of Meitav Issuing and Finance Ltd. is Eliav Bar David.

(6)
The natural persons who exercise voting and investment power over the shares of our Common Stock on behalf of Discount Underwriting and Issuing Ltd. are Menashe Ram, Gadi Appelbaum, Maoz Franko, Eyal Grinbaum and Udi Toibin.

(7)	The natural person who exercises voting and investment power over the shares of our Common Stock on behalf of Rosario Underwriting Services (S.A.) Ltd. is Ruben Eblagon.

 PLAN OF DISTRIBUTION

The Shares offered by this prospectus may be sold by the Selling Stockholders. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, and may be made in the over-the-counter market or any exchange on which our Common Stock may then be listed, or otherwise. In addition, the Selling Stockholders may sell some or all of its Shares through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	in negotiated transactions;

•	in a combination of any of the above methods of sale; or

•	any other method permitted under applicable law.

The Selling Stockholders may also engage in short sales against the box, puts and calls and other hedging transactions in the Shares or derivatives of the Shares and may sell or deliver the Shares in connection with these trades. For example, the Selling Stockholders may:

•	enter into transactions involving short sales of our Common Stock by broker-dealers;

•	sell our Common Stock short themselves and redeliver such shares to close out its short positions;

•
enter into option or other types of transactions that require the Selling Stockholders to deliver shares of Common Stock to a broker-dealer, who will then resell or transfer the Common Stock under this prospectus; or

•	loan or pledge shares of Common Stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

There is no assurance that the Selling Stockholders will sell any or all of the Shares offered by it.

The Selling Stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the Selling Stockholders may allow other broker-dealers to participate in resales. However, the Selling Stockholders and any broker-dealers involved in the sale or resale of our Common Stock may qualify as “underwriters” within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If the Selling Stockholders qualifies as “underwriters,” they will be subject to the prospectus delivery requirements of the Securities Act.

In addition to selling its Shares under this prospectus, the Selling Stockholders may:

•
transfer its Shares in other ways not involving market makers or established trading markets, including, but not limited to, directly by gift, distribution, privately negotiated transactions in compliance with applicable law or other transfer; or

•	sell its Shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

The Company will pay all expenses associated with the registration of the Shares, including the Selling Stockholders’ reasonable expenses in connection with the registration but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals related to a sale of the Shares.  The Selling Stockholders will bear all expenses with respect to the offering of Common Stock by the Selling Stockholders.

Under the applicable rules and regulations of the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, the Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time under this prospectus after an amendment has been filed under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholders also may transfer the Shares in other circumstances, in which case the respective pledgees, donees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Shares from time to time under this prospectus after an amendment has been filed under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, donee transferee or other successors in interest as a Selling Stockholder under this prospectus.

We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the resale of the Shares. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell the Shares short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the Selling Stockholders may deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares, to the extent permitted by applicable law.

The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use Shares registered on this registration statement to cover short sales of our Common Stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

Each of the Selling Stockholders is not a broker-dealer or an affiliate of a broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. Upon the Company being notified in writing by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the Selling Stockholders and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

There can be no assurance that the Selling Stockholders will sell any or all of the Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

 LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

 EXPERTS

The consolidated financial statements of GeoGlobal Resources Inc. for the cumulative period from inception on August 21, 2002 to December 31, 2006 incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, to the extent indicated in their report thereon also appearing elsewhere herein and in the registration statement or incorporated by reference. Such consolidated financial statements have been included herein or incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of GeoGlobal Resources Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2011, consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a deficit accumulated during the development stage that raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

 WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1−800−SEC−0330 for further information about the public reference room.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. You may access the SEC’s web site at http://www.sec.gov. We maintain a website at www.geoglobal.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed with the SEC as an exhibit and incorporated by reference herein, each such statement being qualified in all respects by such reference.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed), including any filings made after the date of the initial registration statement and prior to effectiveness of the registration statement, prior to the termination of this offering.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 28, 2012);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 (filed on May 11, 2012);

•	our Current Reports on Form 8-K reporting events of (filing date in parentheses):

January 11, 2012	(January 17, 2012)
February 4, 2012	(February 9, 2012)
February 10, 2012	(February 14, 2012)
February 22, 2012	(February 28, 2012)
March 29, 2012	(April 2, 2012)
April 4, 2012	(April 5, 2012)
May 17, 2012	(May 18, 2012)
June 8, 2012	(June 12, 2012)

•	the description of our Common Stock contained in our registration statement on Form 8-A (File No.001-32158) filed on April 27, 2004.

All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings made after the date of the initial registration statement and prior to effectiveness of the registration statement, prior to the termination of this offering, are incorporated by reference into this prospectus and will automatically update information in this prospectus; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus.  You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing the following individual at the Company or calling the following individual of the Company at the following address and telephone number:

GeoGlobal Resources Inc.
Suite #200, 625 – 4 Avenue S.W.
Calgary, Alberta  T2P 0K2
Attention:  Investor Relations
+1 (403) 777-9250

Information contained on our website is not part of this prospectus.  You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus and, with respect to material incorporated herein by reference, the dates of such referenced material.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the registrant in connection with the issuance and distribution of the securities being registered.  The Selling Stockholders will not bear any portion of such expenses.  All the amounts shown are estimates except for the registration fee.

SEC Registration Fee	$215.26
Legal fees and expenses	75,000.00
Accounting fees and expenses	15,000.00
Printing and related expenses	1,000.00
Total	$91,215.26

Item 15.  Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify, on certain terms and conditions, any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. The Certificate of Incorporation and By-laws of the Company require the Company to indemnify the Company’s directors and officers to the fullest extent permitted under Delaware law and permit the Company to indemnify its other officers.  A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article 5.1 of the Company’s By-laws, incorporated by reference in this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Under the Company’s By-laws, the Company must generally advance all expenses incurred by its directors and executive officers who are party or threatened to be made party to any action by reason of the fact that each such director or executive officer is or was a director or executive officer of the Company.  Each advancement shall only be made if such director or executive officer undertakes to repay any such advancement if it is ultimately determined that such person is not entitled to be indemnified under the Company’s By-laws or otherwise.  The Company’s By-laws further provide that the Company may purchase indemnification insurance on a person required or permitted to be indemnified under the By-laws.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

From time to time, the Company may enter into individual contracts with any or all of its directors or officers regarding indemnification and advances, to the fullest extent permitted under Delaware law.  The registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Item 16.  Exhibits and Financial Statement Schedules

The list of exhibits in the Exhibit Index to this prospectus is incorporated herein by reference.

Item 17.  Undertakings

Item 512(a) of Regulation S−K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post−effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post−effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post−effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post−effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post−effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Item 512(b) of Regulation S−K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S−K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on June 18, 2012.

GEOGLOBAL RESOURCES INC.

By:	/s/ Paul Miller
Name: Paul Miller
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of GeoGlobal Resources Inc. do hereby constitute and appoint Paul Miller the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable GeoGlobal Resources Inc. to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto (including registration statements filed pursuant to Rule 462(b)), and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on June 18, 2012.

Signature	Titles

/s/ Paul B. Miller	Director and President and Chief Executive Officer
Paul B. Miller	(Principal Executive Officer)

/s/ David D. Conklin	Director and Chairman of the Board
David D. Conklin

/s/ Sunil S. Karkera	Chief Financial Officer (Principal Accounting Officer)
Sunil S. Karkera

/s/ Allan J. Kent	Vice President of Finance
Allan J. Kent

/s/ Anoop Poddar	Director
Anoop Poddar

/s/ Michael J. Hudson	Director
Michael J. Hudson

/s/ Ohad Marani	Director
Ohad Marani

/s/ Eli Cohen	Director
Eli Cohen

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Form of common stock certificate+

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP*

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this registration statement)

23.2	Consent of KPMG LLP**

23.3	Consent of Ernst & Young LLP**

24.1	Power of Attorney (included in signature page hereof)

+	Incorporated by reference from the Registration Statement on Form 8-A (File No. 001-32158), filed on April 27, 2004.

*	Filed herewith.

**	Previously filed.